                                                                   EXHIBIT 10.25

                             EMPLOYMENT AGREEMENT

        EMPLOYMENT AGREEMENT (the "Agreement"), effective as of April 13, 1996, between UNI-STAR INDUSTRIES, INC., a Delaware corporation (the "Company"), and ERNEST C. HARTLAND, JR. (the "Employee").

        NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

    1.  Employment, Duties and Acceptance.
        ------------------------------------

        1.1. The Company hereby employs the Employee, for the Term (as hereinafter defined), to render exclusive full-time services to the business of the Company as the President and Chief Executive Officer of the Company, subject to the direction of the Board of Directors of the Company and the Chairman of its Board of Directors, and, in connection therewith, to perform such executive, marketing, product development, administrative and managerial duties as he shall reasonably be directed by the Board of Directors of the Company or the Chairman of the Board of Directors to perform.

        1.2. Acceptance of Employment by the Employee. The Employee hereby accepts such employment and agrees to render the executive and managerial services described above on the terms and conditions set forth.

        1.3. Place of Employment. The services to be performed hereunder by the Employee shall be performed primarily at the offices of the Company, which are currently located in South Pasadena, California, subject to reasonable travel requirements on behalf of the Company, including (without limitation) to Company's facilities in the United Kingdom, France, Pennsylvania and Ohio.

        1.4. Vacation. The Employee shall be entitled to vacation at the rate of three weeks for each twelve months of his employment during the Term, without compensation for any accrued and unused vacation days as of the end of the Term.

    2.  Term of Employment.  The term of the Employee's employment under this
        -------------------
Agreement (the "Term") shall commence on April 13, 1996 and shall end on October 31, 1997, unless sooner terminated pursuant to Article 4 of this Agreement.
Upon termination of the Term, the Employee will leave with the Company all memoranda, notes, records, drawings, manuals, disks, or other documents and media pertaining to the Company's business, including all copies thereof.

    3.  Compensation.
        -------------

        3.1. Salary and Benefits. As full regular compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay the Employee, during the Term, a salary at the fixed rate of $125,000 per annum (the "Annual Salary"). Said Annual Salary will be payable in such payroll installments as the Company ordinarily pays its salaried employees, less such deductions and withholdings as shall be required by applicable law and regulations.

        3.2. Signing Bonus and Moving Reimbursement. As an inducement to the Employee to enter into this Agreement, the Company shall, within ten days from the date the Term commences, pay the Employee $20,000. Employee's moving reimbursement entitlement and moving benefits are set forth on Exhibit A hereto.

        3.3. Options. As a further inducement to the Employee to enter into this Agreement, Alpha Technologies Group, Inc. ("ATGI"), the Company's parent, is herewith granting to the Employee an option to purchase 20,000 shares of ATGI's common stock under its 1994 Stock Option Plan at an exercise price reflecting the market price of the stock on the date of grant.

        3.4. Bonus Compensation. The Company shall pay the Employee incentive compensation for his services during the Term for the twelve months ended October 31, 1997, in an amount to be agreed upon in writing by the Company and the Employee. All such payments shall be less such deductions and withholdings as may be required by applicable law and regulations.

        3.5. Expenses. The Company shall reimburse the Employee for all reasonable expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement, upon presentation of expense statements or vouchers of such other supporting information as it may require; provided, however, that the maximum amount available for such expenses during any period may be fixed in advance by the Chairman of the Board of Directors.

        3.6. Benefits. The Employee shall be eligible to all rights and benefits under any pension, group insurance or other so-called "fringe" benefits which the Company may, in its sole discretion, provide for him and its senior employees generally.

        3.7. Limitations Imposed by Law. The provisions of this Agreement relating to compensation to be paid to the Employee shall be subject to and limited by any applicable provision of law, regulation or order which may from time to time restrict or limit the compensation to be paid hereunder.

    4.  Termination.
        ------------

        4.1. Termination upon Death. If the Employee shall die during the Term, this Agreement shall terminate, except that the Employee's legal representatives shall be entitled to receive the Annual Salary provided for in Section 3.1 of this Agreement to the 60th day after the date of the Employee's death.

        4.2. Termination upon Disability. If during the Term the Employee shall become physically or mentally disabled, whether totally or partially, so that he is unable substantially to perform his services hereunder for (i) a period of three consecutive months, or (ii) for shorter periods aggregating three months during any twelve-month period, the Company may at any time after the last day of the third consecutive month of disability or the day on which the shorter periods of disability shall have equaled an aggregate of three months, by written notice to the Employee (but before the Employee has recovered from such disability), terminate the term of the Employee's employment hereunder. Notwithstanding such disability the Company shall continue to pay the Employee the Annual Salary herein provided for in Section 3.1 up to and including the date of such termination. Nothing in this Section 4.2 shall be deemed to extend the Term.

        4.3. Termination for Cause. Nothing contained herein shall preclude the Company from terminating this Agreement for cause without notice, in which case the Company shall have no further obligation to the Employee. Upon such termination no incentive compensation shall be payable for the fiscal year in which the termination took place. As used herein the term "for cause" shall be deemed to include, with respect to the Employee breach of any of his representations in this Agreement, chronic alcoholism, drug addiction, criminal dishonesty, conviction of the Employee of any felony, or of any lesser crime or offense involving the property or affairs of the Company or ATGI pr amu of its subsidiaries or operations, misappropriation of any money or other assets or properties of the Company or ATGI, or any of its subsidiaries or operations, willful violation of specific and lawful directions from the Board of Directors or the Chairman of the Board of the Company (which directions must not be inconsistent with the provisions of this Agreement), failure or refusal to perform the services required of the Employee under this Agreement, willful misconduct by the Employee in connection with the performance of his duties hereunder, or any other misconduct on the part of the Employee seriously detrimental to the best interest of the Company or that of its subsidiaries or operations.

    5.  Employee's Representation.
        --------------------------

        5.1. Representations. The Employee represents and warrants to the Company that: (a) he has delivered to the Company a written release addressed to the Company of Berg Electronics, Inc., releasing the Employee from all obligations to it, including (without limitation) regarding competition, confidentiality and disclosures, (b) he is subject to no contractual, fiduciary or other obligation which may affect or limit the performance of his duties under this Agreement, (c) he has delivered to the Company his completed and signed Officer's Questionnaire, (d) his answers therein are true and complete,
(e) his employment with the Company will not require him to use or disclose proprietary or confidential information of any other person or entity, and (f) he owns, and has no interest or claim in, any patent, patent application, copyright, trade secret, trademark or other intangible interest or property except as set forth in Exhibit B hereto.

    6.  Confidentiality; Non-Solicitation Agreements; Proprietary Information.
        ----------------------------------------------------------------------
(a) The Employee realizes that his employment with the Company will involve access to information, whether or not in tangible form, which is the property of the Company and which is not known in the trade or generally by the public, and to information which is identified as confidential by the Company, or which the Employee has reason to believe is being maintained in confidence, whether embodied in memoranda, manuals, letters or other documents, computer disks, tapes or other information storage devices or any other media or vehicle ("Proprietary Information"). Proprietary Information includes all results, intermediate and final, of the Company's business plans and product and marketing activities in which the Employee may participate or of which the Employee may obtain knowledge during his employment with the Company, together with business, manufacturing, development and research methods, including (without limitation) product design and specifications, manufacturing procedures and tolerances, research and development tools, test procedures, prices and pricing formulae, cost information, customers' special materials and product specifications and requirements, suppliers, sales records, salesmen's reports, customers lists, customer contact reports, and customer records. The Employee agrees to treat Proprietary Information as confidential both during the Term and thereafter and to recognize and protect the property rights of the Company. The Employee recognizes and further agrees (i) that the identification of the existing employees, consultants, customers, suppliers, buying agents and contractors of the Company, and of employees, consultants, customers, suppliers, buying agents and contractors of the Company developed during the Term, are and shall be the sole and exclusive property of the Company and constitute Proprietary Information, and that the Employee neither has nor shall have any right, title or interest therein; (ii) that such Information is and must continue to be confidential; (iii) that such Information is not readily accessible to competitors of the Company; and (iv) that the Company's present and future business relationship with its employees, consultants, customers, suppliers and contractors is and will continue to be of a type which normally continues unless interfered with by others. The Proprietary Information is not as a matter of corporate policy ever disclosed to the public except as authorized in writing by an executive officer other than the disclosing party. The Employee agrees that during the term of his employment and thereafter, he will not use such information for himself or others, or divulge or convey such information to others, and at all times will hold such information in strictest confidence; provided, however, that the Employee shall not be liable for disclosure of that information if (A) the information is in, or becomes part of, the public domain, other than by the Employee's disclosure of the information or
(B) the information is disclosed by the Employee with the prior written approval of another executive officer the Chairman of the Board of Directors of the Company. All equipment, recordings, notebooks, documents, files, samples, correspondence, lists, other written and graphic records and the like prepared or obtained by the Company or its employees shall be and remain the property of the Company and shall be returned promptly upon its request.

    (b) The Employee agrees that, during the Term, and for a period of two years after its termination, but for a minimum period of three years from the date of this Agreement, he shall not solicit for employment, directly or indirectly, or advise or recommend to any other person that such person employ or solicit for employment, any person employed by the Company or by ATGI or any subsidiary or affiliate of ATGI on the date of the Employee's employment terminated.

    (c) It is understood and agreed that the Company would suffer irreparable harm for which there is no adequate remedy available at law in the event of a breach of this Section 6 by the Employee, and, in addition to remedies available at law, the Company shall be entitled to enforce the provisions of this Section 6 through actions in equity, including injunctive and similar remedies.

    (d) The provisions of this Section 6 shall be non-exclusive and shall not limit any rights the Company may have at law, and no action taken by the Company pursuant to this Section 6 shall constitute a waiver of any rights the Company may have at law.

    (e) If for any reason any court of competent jurisdiction shall have deemed the provisions of this Section 6 unreasonable in duration or in geographic scope or otherwise unenforceable, the prohibitions herein contained shall be restricted to such time and geographic area or shall otherwise be reformed in such manner as the court determines to be reasonable.

    (f) The Employee recognizes that, because of the nature of the subject matter of Section 6, it would be impractical and extremely difficult to determine the Company's actual damages in the event of his breach of Section 6. Accordingly, if the Employee commits a breach, or threatens to commit a breach, of any of the provisions of Section, the Company shall be entitled to have the provisions of said Section specifically enforced by temporary, preliminary and permanent injunctive relief without the posting of bond or other security by and court of competent jurisdiction, notwithstanding the provisions of Section 9 hereof.

    7.  Ownership of Employee Developments.  (a) All copyrights, patents, trade
        -----------------------------------
secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by the Employee during the Term (collectively, the "Work Product") shall belong exclusively to the Company and shall, to the extent possible, be considered a work made by the Employee for hire for the Company within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by the Employee for hire for the Company, the Employee agrees to assign, and automatically assigns to the Company at the time of creation of the Work Product, without any requirement of further consideration, any right, title or interest the Employee may have in such Work Product. Upon request of the Company, the Employee shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

    (b) The Employee assigns to the Company, will hold for the Company's benefitexclusive benefit, and will confirm assignment thereof in writing without additional payment, all Employee's right, title and interest in and to discoveries, inventions and improvements conceived or made by the

Employee, whether solely or jointly with others, during his employment with the Company (including periods prior to the effective date of this Agreement) and which fall within the scope of the Company's, ATGI's or any of its subsidiaries or affiliates actual or anticipated business or research and development whether made within or outside of usual work hours, and whether on or off Company premises. The Employee will make prompt and full disclosure thereof to the Company and maintain records of creative or inventive activities and deliver such records to the Company at terminations of employment or as requested by the Company. The Employee will assist the Company both during and after his employment with the Company in every proper manner and at the Company's expense and without cost to the Employee to obtain for the Company in any and all countries and to maintain and enforce patents, on all discoveries, inventions, improvements, or refinements assigned by the Employee to the Company as provided above, or which the executive is bound to assign to the Company, and for that purpose, the Employee will sign all documents which the Company deems necessary or desirable.

    8.  Avoidance of Conflicts of Interest.  During the Term, the Employee shall
        -----------------------------------
not engage in any business activity that conflicts with the interests of the Company or his duties under the Agreement. He shall not have any direct or indirect financial interest in, or receive any direct or indirect benefit from, any competitor, except for minor investments, as part of a diversified portfolio, in the securities of a competitor whose stock is traded on a national securities exchange.

    9.  Disputes; Arbitration.  In the event that a dispute should arise between
        ----------------------
the Company and the Employee, under or in connection with Section 6 hereof and such dispute shall not have been resolved within 30 days after it arose, then such dispute, subject tot he provisions of Section 6(f) hereof, shall be submitted to arbitration. Such arbitration shall be conducted in Los Angeles, California, under the rules of the American Arbitration Association then obtaining. The arbitrator(s) shall award the predominantly prevailing party in the arbitration its reasonable attorneys' fees and other costs and expenses in connection with the arbitration. Such award shall be final and binding, and judgment upon such award may be entered in any court having jurisdiction thereof.

    10. Notices.  All notices, requests, consents and other communications,
        --------
required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally, or mailed first-class, postage prepaid by registered or certified mail (notices shall be deemed to have been given when so delivered personally or, if mailed, two days after the date of mailing) as follows, or to such other address as either party shall designate by notice so given to the other in accordance herewith:

    If to the Company, to:

        Uni-Star Industries, Inc.
        Attention:  Chairman of the Board
        306 Pasadena Avenue
        South Pasadena, CA 91030

    If to the Employee, to:

        Ernest C. Hartland, Jr.
        345 North 27th Street
        Camp Hill, Pennsylvania 17011

    11. General.
        --------

        11.1. This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of California applicable to agreements made and to be performed entirely in California.

        11.2. The article and section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        11.3. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

        11.4. This Agreement, and the Employee's rights and obligations hereunder, may not be assigned by the Employee. The Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets; in any event the obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

        11.5. This Agreement may be amended, modified, superseded, cancelled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by the party to be charged therewith. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement. The invalidity or unenforceability of any term or provision of this Agreement shall in no way impair or affect the balance thereof, which shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties have executed this Agreement on April 13, 1996, effective as of April 13, 1996.


                                    UNI-STAR INDUSTRIES, INC.


                                    By:  /s/ Lawrence Butler
                                         -------------------
                                       Lawrence Butler
                                       Chairman of the Board



                                       /s/ Ernest C. Hartland, Jr.
                                       ---------------------------
                                       ERNEST C. HARTLAND, JR.

                                   EXHIBIT A


                             Moving Expense Policy

                                       9